UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2008

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (507) 454-5374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert A. Hansen, who is a director of Fastenal Company (Fastenal), has informed us that he plans to retire from the Fastenal Board of Directors (Board) effective as of the end of the next Annual Meeting of Shareholders to be held in April 2009. Until his resignation, Mr. Hansen will continue to serve as a member of our Audit Committee and our Compensation Committee. Mr. Hansen, an associate professor of marketing and logistics management with the Carlson School of Management at the University of Minnesota, has served on Fastenal’s Board since 1999.

Mr. Robert Kierlin, our Chairman of the Board was quoted, “We would like to thank Mr. Hansen for his decade of service to Fastenal, in particular, his advice and guidance relating to our extensive training and leadership development programs”.

Fastenal is currently identifying potential director candidates to fill the open seat on the Board and is also considering adding one additional member to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FASTENAL COMPANY

Date: November 6, 2008	/s/ Daniel L. Florness
Daniel L. Florness
Chief Financial Officer

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